EXHIBIT 99

Pall Corporation Completes $500 Million Credit Agreement

PORT WASHINGTON, N.Y., July 14, 2010 - Pall Corporation (NYSE:PLL) today announced that it has entered into a new $500 million five-year revolving credit facility. The new facility replaces the Company's $500 million revolver that was due to expire in June 2011. This transaction follows on the recent refinancing of the Company's $280 million senior notes due in 2012 with proceeds of senior notes now due in 2020.

Lisa McDermott, Pall's Chief Financial Officer said, "These transactions further secure Pall's liquidity for years to come and enhance our operational flexibility. The timing was optimal given the historically low interest rates and abundance of credit. The enthusiastic participation of the investment and banking communities in these transactions affirms our confidence in Pall's financial strength and prospects."

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing Total Fluid ManagementSM solutions to meet the critical needs of customers in biopharmaceutical; hospital, transfusion and veterinary medicine; energy and alternative energy; electronics; municipal and industrial water; aerospace; transportation and broad industrial markets. Together with our customers, we foster health, safety and environmentally responsible technologies. The company’s engineered solutions enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.3 billion for fiscal 2009, is an S&P 500 company with more than 10,000 employees serving customers worldwide. Pall has been named a top "green company" by Newsweek magazine. To see how Pall is helping enable a greener, safer, more sustainable future, visit www.pall.com/green.

EXHIBIT 99

Forward-Looking Statements

The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as "may," "will," "expect," "believe," "intend," "should," "could," "anticipate," "estimate," "forecast," "project," "plan," "predict," "potential" and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in the light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term and cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2009 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the effect of litigation and regulatory inquiries associated with the restatement of our prior period financial statements; our ability to successfully complete our business improvement initiatives, which include integrating and upgrading our information systems, and the effect of a serious disruption in our information systems; the impact of legislative, regulatory and political developments globally and the impact of the uncertain global economic environment and the timing and strength of a recovery in the markets and regions we serve, and the extent to which adverse economic conditions may affect our sales volume and results; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices, as well as delays or cancellations in shipments; volatility in foreign currency exchange rates, interest rates and energy costs and other macro economic challenges currently affecting us; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; increase in costs of manufacturing and operating costs; our ability to obtain regulatory approval or market acceptance of new technologies, enforce patents and protect proprietary products and manufacturing techniques; fluctuations in our effective tax rate; our ability to successfully complete or integrate any acquisitions; the impact of pricing and other actions by competitors; and our ability to achieve the savings anticipated from cost reduction and gross margin improvement initiatives. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
516-801-9848
pat_iannucci@pall.com